SECURITY AGREEMENT

            THIS SECURITY AGREEMENT ("Agreement") dated March ___, 2005, is made and entered into on the terms and conditions hereinafter set forth, by and between HOME SOLUTIONS OF AMERICA, INC., a Delaware corporation ("Borrower"), the Subsidiaries and other Affiliates of the Borrower now or hereafter becoming a Guarantor under the Loan Agreement (as hereinafter defined) (such Subsidiaries and Affiliates are sometimes hereinafter referred to individually as a "Guarantor" and individually and collectively as the "Guarantors"; the Guarantors and the Borrower are sometimes herein referred individually and collectively as the "Debtor" or "Debtors"), and PETRA MEZZANINE FUND, L.P., a Delaware limited partnership, as Administrative Agent (in such capacity, the "Administrative Agent").

RECITALS:

            1.         Pursuant to a Loan Agreement of even date herewith, by and between the Lenders named therein, the Administrative Agent and Borrower (together with any and all amendments, modifications, supplements, extensions, renewals, substitutions and/or replacements thereof, herein referred to as the "Loan Agreement"; capitalized terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement), Lenders have agreed to make a term loan in the aggregate original principal amount of FOUR MILLION and No/100ths Dollars ($4,000,000.00) (the "Loan") to Borrower.

            2.         The Loan is evidenced by one or more promissory notes of even date with the Loan Agreement, in the Loan amount, made and executed by Borrower, payable to the order of each Lender, respectively (together with any and all amendments, modifications, supplements, extensions, renewals, substitutions and/or replacements thereof, herein referred to collectively as the "Notes").

            3.         As a condition to the making of the Loan, Lenders have required that Debtors execute and deliver this Agreement to the Administrative Agent.

AGREEMENTS:

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1.         Grant of Security Interest.  Each Debtor hereby grants to and creates in favor of the Administrative Agent a security interest in the following properties, assets and rights of such Debtor, whether now owned or hereafter acquired or arising, and wherever located (collectively the "Collateral"):

(a)        accounts,

(b)	chattel paper,
(c)	deposit accounts,
(d)	documents,
(e)	equipment,
(f)	fixtures,
(g)	general intangibles,
(h)	goods not otherwise described herein with greater particularity,
(i)	instruments,
(j)	inventory,
(k)	investment property,
(l)	letter-of-credit rights,
(m)	money, and
(n)	oil, gas and other minerals, including as-extracted collateral.

            2.         Secured Indebtedness.  This Agreement secures the full and prompt payment and performance of (a)  the indebtedness and other obligations of Debtors to Lenders pursuant to the Loan Agreement, the Notes and the other Loan Documents, (b) any and all other indebtedness and other obligations of Debtors to Lenders and the Administrative Agent, direct or contingent (including but not limited to obligations incurred as indorser, guarantor or surety), however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of Lenders to Debtors, and (c) all future advances made by Lenders or the Administrative Agent for taxes, levies, insurance and preservation of the Collateral and all attorney's fees, court costs and expenses of whatever kind incident to the collection of any of said indebtedness or other obligations and the enforcement and protection of the security interest created hereby.

            3.         Representations, Warranties and Agreements of Borrower.  Each Debtor represents, warrants and agrees as follows:

                        (a)        The location of Debtors' chief executive offices and other places of business, and the locations of all tangible Collateral and of all records concerning the Collateral, are identified on attached Schedule 3(a).  Except as set forth on Schedule 3(a), during the five (5) years preceding the date of this Agreement, Debtors have not had any other places of business or location of assets.  Debtors will promptly notify the Administrative Agent, in writing, of any new place or places of business and of any change in the location of the Collateral or any records pertaining thereto.

                        (b)        Debtors are the owner of the Collateral free and clear of any Liens other than Permitted Liens.  Debtors will defend the Collateral against the claims and demands of all persons other than those in respect of Permitted Liens.

                        (c)        Debtors will at all times keep the Collateral insured against all insurable hazards in amounts equal to the full insurable value of the Collateral.  Such insurance shall be in such companies as are acceptable to the Administrative Agent, with provisions satisfactory to the Administrative Agent for payment of all losses thereunder to the Administrative Agent as its interests appear.  If required by the Administrative Agent, Debtors shall deposit the policies (or duplicate originals of such policies) with the Administrative Agent.  Any money received by the Administrative Agent under said policies may be applied to the payment of any indebtedness or obligation secured hereby, regardless of whether then due and payable; or at the Administrative Agents' option may be delivered by the Administrative Agent to Debtors for the purpose of repairing or restoring the Collateral.  Debtors assign to the Administrative Agent all right to receive proceeds of insurance not exceeding the amounts secured hereby, direct any insurer to pay all proceeds directly to the Administrative Agent, and appoint the Administrative Agent Debtors' attorney in fact to endorse any draft or check made payable to any Debtor in order to collect the benefits of such insurance.  If Debtors fail to keep the Collateral insured as required by the Administrative Agent, the Administrative Agent shall have the right to obtain such insurance at Debtors' expense and add the cost thereof to the other amounts secured hereby.

                        (d)        Borrower shall, and shall cause each of the Guarantors to, at their sole cost and expense, execute and deliver to the Administrative Agent all such further documents, instruments and agreements and perform all such other acts that reasonably may be required in the opinion of the Administrative Agent to enable the Administrative Agent to exercise and enforce its rights as the secured party under this Agreement and the other Security Documents and to carry out the provisions or effectuate the purposes of this Agreement and the other Security Documents.  To the extent permitted by applicable law, Debtors hereby authorize the Administrative Agent to file financing statements and continuation statements with respect to the security interests granted or assigned under this Agreement and the other Security Documents, and to do all other things it deems appropriate to perfect and continue perfection of the security interests created hereby and to protect the Collateral.

            4.         Special Agreements With Respect to Tangible Collateral.  Debtors additionally agree and warrant as follows:

                        (a)        Debtors will not permit any of the Collateral to be removed from the location(s) specified herein, except for temporary periods in the normal and customary use thereof, without the prior written consent of the Administrative Agent, and will permit the Administrative Agent to inspect the Collateral at any time.

                        (b)        If any of the Collateral is equipment or goods of a type normally used in more than one jurisdiction (regardless of whether actually so used), Debtors will contemporaneously with the execution and delivery of this Agreement furnish to the Administrative Agent a list of the jurisdictions wherein such equipment or goods are or will be used, and hereafter will notify the Administrative Agent promptly in writing (1) of any other jurisdictions in which such equipment or goods are so used, and (2) of any change in the location of any Debtor's chief executive office.

                        (c)        Except as permitted by the Loan Agreement, Debtors will not sell, exchange, lease or otherwise dispose of any of the Collateral or any interest therein without the prior written consent of the Administrative Agent.

                        (d)        Debtors will keep the Collateral in good condition and repair and will pay and discharge all taxes, levies and other impositions levied thereon as well as the cost of repairs to or maintenance of same, and will not permit anything to be done that may impair the value of any of the Collateral.  If Debtors fail to pay such sums, the Administrative Agent may do so for Debtors' account and add the amount thereof to the other amounts secured hereby.

                        (e)        Prior to the occurrence of an Event of Default, Debtors shall be entitled to possession of the Collateral and to use the same in any lawful manner, provided that such use does not cause excessive wear and tear to the Collateral, cause it to decline in value at an excessive rate, or violate the terms of any policy of insurance thereon.

                        (f)         Debtors will not allow the Collateral to be attached to real estate in such manner as to become a fixture or a part of any real estate.

            5.         Special Agreements With Respect to Intangible and Certain Tangible Collateral.  Debtors additionally warrants and agrees as follows:

                        (a)        Prior to the occurrence of an Event of Default, Debtors shall have the right to process and sell Debtors' inventory in the regular course of business.  The Administrative Agent's security interest hereunder shall attach to all proceeds of all sales or other dispositions of the Collateral.  If at any time any such proceeds shall be represented by any instruments, chattel paper or documents of title, then such instruments, chattel paper or documents of title shall be promptly delivered to the Administrative Agent and subject to the security interest granted hereby.  If at any time any of Debtors' inventory is represented by any document of title, such document of title will be delivered promptly to the Administrative Agent and subject to the security interest granted hereby.

                        (b)        By the execution of this Agreement, the Administrative Agent shall not be obligated to do or perform any of the acts or things provided in any contracts covered hereby that are to be done or performed by Debtors, but upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, at its election, perform some or all of the obligations provided in said contracts to be performed by Debtors, and if the Administrative Agent incurs any liability or expenses by reason thereof, the same shall be payable by Debtors upon demand and shall also be secured by this Agreement.

                        (c)        Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to notify the account debtors obligated on any or all of Debtors' accounts to make payment thereof directly to the Administrative Agent, and to take control of all proceeds of any such accounts.  Until such time as the Administrative Agent elects to exercise such right by notice to Debtors, Debtors are authorized, as agent of the Administrative Agent, to collect and enforce said accounts.

            6.         Protection of Collateral.  Except for Permitted Liens, Debtors will not permit any liens or security interests other than those created by this Agreement to attach to any of the Collateral, nor permit any of the Collateral to be levied upon under any legal process, nor permit anything to be done that may impair the security intended to be afforded by this Agreement, nor permit any tangible Collateral to become attached to or commingled with other goods without the prior written consent of the Administrative Agent.

            7.         Inspection and Verification of Collateral.  The Administrative Agent shall have the right, at any time, by its own auditors, accountants or other agents, to examine or audit any of the books and records of Debtors, or the Collateral, all of which will be made available upon request.  Such auditors, accountants or other representatives of the Administrative Agent will be permitted to make any verification of the existence of the Collateral or accuracy of the records that the Administrative Agent deems necessary or proper.  Any reasonable expenses incurred by the Administrative Agent in making such examination, inspection, verification or audit shall be paid by Debtors promptly on demand and shall be secured by the security interest granted hereby.

            8.         Default and Remedies.  Upon the occurrence of an Event of Default, the Administrative Agent may proceed to exercise any and all rights and remedies provided by the Tennessee Uniform Commercial Code or other applicable law, as well as all other rights and remedies possessed by the Administrative Agent, all of which shall be cumulative.  Upon the occurrence of an Event of Default, and upon demand by the Administrative Agent, Debtors shall assemble the Collateral and make it available to the Administrative Agent at a place reasonably convenient to the Administrative Agent and Debtors.  Any notice of sale, lease or other intended disposition of the Collateral by the Administrative Agent sent to Debtors at the address set forth for the Borrower in the Loan Agreement, or at such other address of Borrower as may be shown on the Administrative Agent's records, at least five (5) days prior to such action, shall constitute reasonable notice to Debtors.

            The Administrative Agent may waive any default before or after the same has been declared without impairing its right to declare a subsequent default hereunder, this right being a continuing one.

            9.         Power of Attorney.  Each Debtor hereby constitutes the Administrative Agent or its designee, as such Debtor's attorney-in-fact with power, upon the occurrence and during the continuance of an Event of Default, to endorse such Debtor's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into either its or the Administrative Agent's possession; to sign the name of such Borrower on any invoice or bill of lading relating to any of the accounts receivable, drafts against customers, assignments and verifications of accounts receivable and notices to customers; to send verifications of accounts receivable; to notify the Post Office authorities to change the address for delivery of mail addressed to such Debtor to such address as the Administrative Agent may designate; to execute any of the documents referred to in subsection 3(d) hereof in order to perfect and/or maintain the security interests and liens granted herein by Debtors to the Administrative Agent; and to do all other acts and things necessary to carry out this Security Agreement.  All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of commission or omission (other than acts of gross negligence or willful misconduct), nor for any error of judgment or mistake of fact or law.  This power, being coupled with an interest, is irrevocable until all of the indebtedness and other obligations secured hereby have been fully paid or performed.

            10.       Notices.  Any and all notices, elections or demands permitted or required to be made under this Agreement shall be given as provided in the Loan Agreement, with the address of each Guarantor being the same as the address set forth for the Borrower in the Loan Agreement, or at such other address of Borrower as may be shown on the Administrative Agent's records.

            11.       Severability.  If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

            12.       Binding Effect.  This Agreement shall inure to the benefit of the Administrative Agent's successors and assigns and shall bind Borrower's heirs, representatives, successors and assigns.  If Debtors are composed of more than one Person, their obligations hereunder shall be joint and several.

            13.       Termination Statement.  Borrower agrees that, notwithstanding the payment in full of all indebtedness secured hereby and whether or not there is any outstanding obligation of the Lenders to make future advances, the Administrative Agent shall not be required to send Debtors termination statements with respect to any financing statement filed to perfect the Administrative Agent's security interest(s) in any of the Collateral, unless and until Debtors shall have made written demand therefor.  Upon receipt of proper written demand, the Administrative Agent may at its option, in lieu of sending a termination statement to Debtors, cause said termination statement to be filed with the appropriate filing officer(s).

            14.       Governing Law.  This Agreement shall be construed and enforced under the law of the State of Tennessee.

            15.       General Construction.  All terms used but not otherwise defined herein that are defined or used in Article 9 of the Tennessee Uniform Commercial Code shall have the respective meanings assigned to them in such Article.  As used in this Agreement, the masculine, feminine and neuter genders and the plural and singular numbers shall be deemed to include the others in all cases in which they would so apply.  "Includes" and "including" are not limiting, and shall be deemed to be followed by "without limitation" regardless of whether such words or words of like import in fact follow same.  The word "or" is not intended and shall not be construed to be exclusive.

[THIS SPACE LEFT BLANK INTENTIONALLY;
SIGNATURES BEGIN NEXT PAGE]

            IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement, or have caused this Security Agreement to be executed by their duly authorized officers or other representatives, as of the date first above written.

DEBTORS:

HOME SOLUTIONS OF AMERICA, INC.

By:_______________________________________
Title:_______________________________

CORNERSTONE BUILDING AND REMODELING, INC.

By:_______________________________________
Title:_______________________________

P.W. STEPHENS, INC.

By:_______________________________________
Title:_______________________________

ADMINISTRATIVE AGENT:

PETRA MEZZANINE FUND, L.P.

By: Petra Partners, LLC, its general partner

By:___________________________
Michael W. Blackburn,
Managing Member

SCHEDULE 3(a)

[Places of Business; Locations of Collateral and Records]